Exhibit 5.1









                                                         212-859-8076
July 20, 1998                                         (FAX: 212-859-8587)

General Semiconductor, Inc.
10 Melville Park Road
Melville, New York  11747

Ladies and Gentlemen:

We have acted as special counsel for General Semiconductor, Inc., a Delaware corporation (the "Company), in connection with the registration, pursuant to a Post-Effective Amendment No. 1 to the Registration Statement (Reg. No. 333-22861) on Form S-8 (the "Form S-8), of 4,900,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company. The Shares may be issued by the Company under the General Semiconductor, Inc. 1998 Long-Term Incentive Plan upon the exercise or grant of options, restricted stock, performance units, stock appreciation rights, performance shares and phantom stock to employees, officers, consultants and advisors of the Company and its subsidiaries and non-employee directors. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following:

          (a) the General Semiconductor, Inc. 1998 Long-Term Incentive Plan (including the related option agreements, the "Plan");

          (b)  the Form S-8;

          (c)  the Company's Board of Directors' resolutions, dated March
               18, 1998;

          (d)  the Company's Amended and Restated Certificate of
               Incorporation and By-Laws; and

          (e) the Report of the Inspectors of Election from the Company's 1998 Annual Meeting.

The documents referred to in items (a) through (e) above, inclusive, are referred to herein collectively as the "Documents".

          In all such examinations, we have assumed the legal capacity of all natural persons executing Documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.

          Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the issuance of the Shares pursuant to the Plan has been duly authorized and that such Shares, when issued, paid for and delivered as authorized in accordance with the Plan, will be validly issued, fully paid and non-assessable.

          The opinions expressed herein are limited to the laws of the United States of America and the General Corporation Law of the State of Delaware, as currently in effect. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

          We hereby consent to the filing of this opinion as an exhibit to the Form S-8 relating to the registration of the Shares. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

          The opinions expressed herein are solely for your benefit in connection with the Form S-8 and may not be relied on in any manner or for any purpose by any other person or entity.



                                           Very truly yours,

                               FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                               By:        /s/ Lois Herzeca
                                   ------------------------------------
                                              Lois Herzeca